                                                                   EXHIBIT 10(M)

                      CONSULTING AND SETTLEMENT AGREEMENT


     The parties to this Agreement are Communications World International, Inc., a Colorado corporation ("CWII") and Richard D. Olson ("Olson"). This document describes the agreements of CWII and Olson concerning Olson's resignations from his positions with CWII and its subsidiaries (the "CWII Companies") and CWII's retention of Olson as a consultant. This Agreement and the payments and other arrangements described below, give valuable consideration to both CWII and Olson .

     1.   Termination of Relationships: Effective June 30, 1998, Olson has
          ----------------------------
resigned his positions as an officer and director of the CWII Companies.

     2.   Consulting. Olson will serve as a consultant to CWII for a period of
          ----------
six months, beginning on July 1, 1998 (the "Consulting Period"). During the Consulting Period, Olson will be available to assist CWII management and consult with CWII management as reasonably requested by CWII management. During this Consulting Period, Olson will receive the same salary that he received immediately prior to his resignations of the positions set forth in Section 1 above, namely $102,000 per year. Accordingly, Olson will receive payments during the Consulting Period aggregating $51,000, which shall be payable in twelve equal installments of $4,250. During the Consulting Period, CWII will provide Olson with an automobile allowance of $600 per month. All installment payments during the Consulting Period shall be made in accordance with CWII's regular payroll procedures until paid in full. In addition, Olson will be paid $87,132 on January 4, 1999 as severance, which includes all accrued wages, vacations, sick time and personal time off. All payments shall include deductions for standard withholding and authorized deductions. Olson agrees that he shall be exclusively responsible for payment of all individual taxes owed by him to any governmental agency as a result of any of the provisions of this Agreement. Olson agrees that, subsequent to June 30, 1998 (the effective date of his resignation), CWII will make no further contribution in respect of him to any benefit plans maintained by or for CWII or any of its subsidiaries, including contributions to CWII's 401(k) Plan.

     3.   Release by Olson:  Olson releases and waives all claims for loss,
          ----------------
damage or injury arising from or in any way relating to the following
("Claims"):

          (a) the employment of Olson with CWII, including his positions as an officer and member of the Board of Directors of the CWII Companies, and his resignation from employment and his positions with the CWII Companies;

          (b) discrimination on the basis of age, sex, race, religion, national origin or another basis, including claims under the Age Discrimination in Employment Act;

          (c) other violations of federal, state or local statutes, ordinances, regulations, rules, decisions or laws;

          (d) failure of the CWII Companies to act in good faith and deal fairly;

          (e) injuries, illness or disabilities of Olson;

          (f) exposure of Olson to toxic or hazardous materials;

          (g) stress, anxiety or mental anguish;

          (h) sexual harassment;

          (i) defamation based on statements to Olson or others;

          (j) breach of an express or implied employment contract, change in control contract or other agreement, except for breach of this Agreement;

          (k) compensation or reimbursement of Olson;

          (l) unfair employment practices; and

          (m) any act or omission by or on behalf of any of the CWII Companies.

     4.   Claims Included:  The Claims released and waived by Olson include
          ---------------
claims:

          (a) arising before the date of this Agreement;

          (b) arising on or after the date of this Agreement that relate to Olson's employment by CWII;

          (c) that are presently known, suspected, unknown or unsuspected by Olson;

          (d) for reinstatement or future employment;

          (e) for actual, consequential, punitive or special damages;

          (f) for attorney's fees, costs, experts' fees and other expenses of investigating, litigating or settling Claims, except as provided in this Agreement; and

          (g) against any of the CWII Companies and their respective affiliates, employees, officers, directors, attorneys, contractors and agents, including without limitation all financial advisors, including Bathgate McColley Capital Group LLC and Century Capital Group, Inc. and their respective affiliates.

     5.   Claims Excluded:  Olson does not release or waive Olson's right to
          ---------------
recover under health, life or disability policies insuring Olson, and does not release or waive Claims for breach of this Agreement or for worker's compensation benefits. CWII will continue to include Olson as a participant in its medical insurance program and to pay the standard premiums during the Consulting Period. Thereafter, Olson will continue as a participant in CWII's medical insurance program under the provisions generally known as COBRA until other notice is provided by Olson to CWII.


     6.   Agreement Not To Sue of CWII:  Olson waives any right to file suit for
          ----------------------------
any Claim. Olson will not sue any of the CWII Companies for any Claim. Olson will not initiate or proceed with any other action or proceeding against any of the CWII Companies that relates to something that could give rise to a Claim.

     7.   Agreement Not To Sue of CWII:  CWII waives any right to file suit for
          ----------------------------
any Claim. CWII will not sue Olson for any Claim. CWII will not initiate or proceed with any other action or proceeding against Olson that relates to something that could give rise to a Claim. CWII does not waive Claims for breach of this Agreement.

     8.   Termination of Relationships:  Olson and CWII acknowledge that any
          ----------------------------
employment or contractual relationship between them will be terminated and that they will have no further employment or contractual relationship except as may arise out of this Agreement.

     9.   No CWII Admission:  CWII does not admit any wrongdoing or liability.
          -----------------
CWII has executed this Agreement solely to avoid the expense of potential litigation. The payments and other arrangements described above compromise and settle any Claims of Olson.

     10.  Revocability:  Either Olson or CWII may revoke this Agreement in its
          ------------
entirety during the seven days following execution of the Agreement by Olson. Any revocation of the Agreement must be in writing and hand-delivered during the revocation period. This Agreement will become enforceable seven days following execution by Olson, unless it is revoked during the seven-day period.

     11.  Confidences:  Olson will maintain the confidentiality of all of the
          -----------
CWII Companies' trade secrets, proprietary information, insider information, security procedures and other confidences that came into Olson's possession or knowledge during employment by CWII. Olson will not use such information concerning the CWII Companies' business prospects or practices to profit Olson or others.

     12.  Property:   Upon the effective date of his resignation, Olson will
          --------
promptly return any other property pertaining to his work with CWII, including keys and credit cards, without request or demand by CWII.

     13.  Stock Options and Warrants. Effective as of August 12, 1997, CWII
          --------------------------
adopted its

1997 Stock Option Plan (the "Plan") for the benefit of CWII's employees, directors and consultants. In the Plan, CWII granted Olson options to purchase, under certain conditions, up to 100,000 shares of CWII's common stock at an exercise price of $1.30 per share. Among other conditions, the option grants to Olson and other persons are subject to approval of the Plan by CWII's shareholders. A date has not been set for a meeting of CWII's shareholders to consider the Plan.

     Olson and CWII agree that the grant to Olson of options to purchase up to 100,000 shares of CWII's common stock pursuant to the Plan is cancelled and that, except as described below, Olson has no ownership of, or rights to, any options, warrants or similar instruments relating to the acquisition by him of shares of the capital stock of the CWII.

     Concurrent with the execution of this Agreement, CWII will issue a Warrant to Olson entitling Olson to purchase up to 100,000 shares of CWII's common stock at an exercise price of $1.30 per share. The exercise rights will vest immediately and will not be subject to any future authorization by the Board of Directors or shareholders of CWII. However, the Warrant may not be exercised by Olson unless and until the shareholders of CWII approve an increase in the authorized common stock of CWII such that 100,000 shares of authorized, but unissued shares of CWII's common stock will be available upon exercise of the Warrant by Olson. CWII can give no assurance that this will be accomplished or that, if accomplished, it will be accomplished in a timely manner. The Warrant will expire on August 11, 2001. Provided, that, if there are not sufficient authorized, but unissued shares of CWII's common stock available for issuance upon exercise of the Warrant granted to Olson prior to August 11, 2001, the expiration date of the Warrant will be extended to that date which is 30 days after shareholder approval of such authorized, but unissued shares.

     14.  Proxy.  Concurrent with the execution of this Agreement, Olson will
          -----
execute and deliver to James Corboy the Proxy (in the form attached as Exhibit A to this Agreement). Olson may make transfers of the CWII common stock owned by him without regard to the Proxy if such transfers are made in public transactions to persons not affiliated with Olson. For example, if Olson were to transfer any of his CWII common stock to his wife, a condition of transfer would be execution of a Proxy by his wife.

     15.  Loan from the Company to Olson.  CWII has loaned to Olson $25,000.  On
          ------------------------------
or before January 4, 1999, CWII will pay to Olson a bonus of $39,968, and the net amount of $25,000 shall be paid by Olson to the Company in retirement of the loan. At CWII's option the check to Olson may be endorsed for repayment to CWII, or any such other procedure as CWII may reasonably request. Upon such repayment of the loan, CWII shall deliver the Note evidencing the $25,000 loan to Olson, marked "PAID."

     16.  Olson Personal Guarantee.  Olson has personally guaranteed a debt
          ------------------------
obligation of CWII to Toshiba America Information Systems, Inc. ("TAIS") made on or about December 22, 1995. CWII agrees to indemnify Olson for any claim, cause of action, debt or liability resulting in any way from that personal guarantee. CWII and Olson acknowledge that CWII and Olson have requested TAIS to release Olson from the personal guarantee. At the request of TAIS, CWII has obtained, and owns, a policy of insurance on the life of Olson. CWII is obligated pursuant to its agreement with TAIS to hold such policy, and to use the proceeds thereof, to repay the obligations of CWII to TAIS. With the consent of TAIS, or the repayment of the obligation to TAIS, CWII will assign to Olson such policy.

     17.  Covenant Not to Compete.  Olson covenants and agrees that within a 75
          -----------------------
mile radius of each of the cities of Phoenix, Arizona, Tucson, Arizona, Denver, Colorado and Dallas, Texas, and for the duration of the Consulting Period, except and to the extent and unless consented to and approved in writing by CWII, he shall not directly or indirectly:

          (a) work or act as a consultant or representative for, carry on or be engaged in or connected with or interested in, advise, lend money to, guarantee the debts and obligations of or permit his name or any part thereof to be used or employed by any person or persons, partnership, firm, association, syndicate, business entity or agency, company or corporation, engaged in or connected with or interested in a business or operations substantially similar to those being carried on by the Company;

          (b) solicit business from customers and clients of the Company;

          (c) do anything that may, directly or indirectly, adversely affect the gross sales or profitability of the Company; and

          (d) procure, solicit or entice employees of the Company. Nothing in this Section shall be construed to prohibit Olson from owning less than 5% of the common stock or other investment securities of a public corporation which competes with CWII, provided he doesn't work for that company.

     18.  References:  The CWII Companies may respond to inquiries from third
          ----------
parties about Olson's employment with CWII by identifying Olson's date of hire, date of resignation and position held at the time of termination of employment. CWII will have no obligation to provide further information to prospective employers of Olson.

     19.  Entire Agreement; Amendments:  This is the entire agreement concerning
          ----------------------------
the termination of Olson's employment with CWII. Olson is not entitled to rely upon any other written or oral offer or agreement with CWII. This Agreement can be modified only by a document signed by both parties. Olson acknowledges that the only promises made to cause Olson to sign this Agreement are those stated in this Agreement.

     20.  Successors:  This Agreement benefits and binds the parties'
          ----------
representatives and successors.

     21.  Governing Law and Severability of Power:  This Agreement will be
          ---------------------------------------
interpreted in accordance with the laws of the State of Colorado. If any portion of this Agreement is unenforceable, the remaining portions of the Agreement will remain enforceable.


     22.  Attorney Fees:  CWII agrees to pay Olson's legal fees incurred in
          -------------
negotiating and drafting this Agreement, in an amount not to exceed $5,000.

     23.  Counterparts:  This Agreement may be executed in counterparts, and
          ------------
each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

     24.  Olson Acknowledgements.  Olson understands that this Agreement is a
          ----------------------
final and binding waiver of any claims against CWII. Olson acknowledges that he was given 21 days to consider this Agreement and chose to sign the Agreement prior to the expiration of the 21-day period. Olson acknowledges that Olson has been told by CWII to consult with an attorney prior to signing this Agreement. Olson represents that he has consulted with an attorney regarding this Agreement.

                                             COMMUNICATIONS WORLD
                                             INTERNATIONAL, INC.


___________________________                  By:   _____________________________
RICHARD D. OLSON                                   Authorized Officer
Date:  July ___, 1998                        Date: July ___, 1998

                 VOID AFTER 3:00 P.M. CENTRAL DAYLIGHT TIME ON
                                AUGUST 11, 2001

              WARRANT TO PURCHASE 100,000 SHARES OF COMMON STOCK

                   COMMUNICATIONS WORLD INTERNATIONAL, INC.



No. W-RDO-1


     FOR VALUE RECEIVED, Communications World International, Inc. (the "Company"), a Colorado corporation with its principal offices located at 6025 South Quebec Street, #300, Englewood, Colorado, 80111, hereby certifies that Richard D. Olson, 10414 Strasburg Way, Parker, Colorado, 80134 (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time, or from time to time during the period commencing on the date hereof and expiring at 3:00 p.m. Central Daylight Time, on August 11, 2001 (the "Expiration Date"), up to ONE HUNDRED THOUSAND (100,000) fully paid and non-assessable Shares of Common Stock (the "Warrant Stock") at a price of $1.30 per share (the "Exercise Price"). The number of shares of Warrant Stock and the Exercise Price may be adjusted from time to time as hereinafter set forth.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

     1.   Exercise of Warrant.
          -------------------

          1.1  Exercise Procedures. Subject to the limitations set forth below
               -------------------
in this Section 1 and in Section 6 hereof, this Warrant may be exercised in whole or in part, during the period expiring at 3:00 p.m. Central Daylight Time on the Expiration Date or, if such day is a day on which banking institutions in Denver, Colorado are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. As soon as practicable after each such exercise of the Warrants the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Stock, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Warrant Stock shall not then be actually delivered to the Holder. The Holder shall pay any and all documentary, stamp or similar issue or transfer taxes and fees payable in respect of the issue or delivery of shares of Warrant Stock on exercise of this Warrant.

     1.2  No Exercise Without Sufficient Authorized, Unissued Shares.
          ----------------------------------------------------------
Notwithstanding anything in this Warrant to the contrary, this Warrant may not be exercised unless and until the Company has amended its Articles of Incorporation to increase the number of shares of authorized and unissued shares of Common Stock to permit the exercise of this Warrant. Holder recognizes that there can be no assurance that this will be accomplished or that, if accomplished, it will be accomplished in a timely manner. The Company agrees that if there are not sufficient authorized, but unissued shares of Common Stock available for issuance upon exercise of this Warrant prior to July 12, 2001, the Expiration Date will be extended to that date which is thirty days after shareholder approval of the amendment to Articles of Incorporation to increase the authorized shares of Common Stock.

     2.   Fractional Shares.  The Company shall not be required to issue a
          -----------------
fractional share upon the exercise of this Warrant, but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.

     3.   Transferability of Warrant. This Warrant shall not be transferable
          --------------------------
except by will or the laws of descent and distribution, and shall be exercisable during the Holder's lifetime only by the Holder.

     4.   Rights of the Holder. The Holder shall not, by virtue hereof, be
          --------------------
entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     5.   Anti-Dilution Provisions.
          ------------------------

          5.1  Adjustment for Recapitalization. If the Company shall at any time
               -------------------------------
subdivide all its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to all of its stockholders without receipt of cash payment or other valid consideration, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

               Whenever the number of shares of Warrant Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Warrant Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Warrant Stock so purchasable immediately thereafter.

          5.2  Adjustment for Reorganization, Consolidation, Merger, Etc. In
               ---------------------------------------------------------
case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) or if the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

     6.  Restrictions on Exercise Imposed by Federal and State Securities Laws.
         ---------------------------------------------------------------------
Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered under the 1933 Act or under the securities laws of any state. The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise may come under applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise. With respect to any such securities, this Warrant may not be exercised by, and securities shall not be issued to, any Holder in which such exercise would be unlawful. As a condition to exercise, the Company may require the Holder to sign a representation letter confirming compliance with this Agreement and applicable federal and state securities laws and other applicable laws, and may require the Holder to provide an opinion of counsel that the exercise and issuance of the Warrant Stock will not violate law, such counsel and such opinion to be satisfactory to the Company and its counsel.

     7.  Legend. Unless the shares of Warrant Stock have been registered under
         ------
the 1933 Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend, as well as any other legends necessary to comply with applicable state and federal laws for the issuance of such shares:

         "The shares represented by this Certificate have not been registered under the United States Securities Act of 1933 ("the 1933 Act") and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration under the 1933 Act the availability of which is to be established to the satisfaction of the Company."

     8.  Notices. All notices required hereunder shall be in writing and shall
         -------
be deemed given when telegraphed, delivered personally or within five days after mailing when mailed by certified or registered mail, return receipt requested, at the address of such party as set forth on the first page, or at such other address of which the Company or Holder has been advised by notice hereunder.

     9.  Applicable Law. This Warrant is issued under and shall for all purposes
         --------------
be governed by and construed in accordance with the laws of the State of Colorado.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                              COMMUNICATIONS WORLD
                              INTERATIONAL, INC.,  a Colorado corporation



Dated:  ______________        By:___________________________________
                                        Authorized Officer

                             WARRANT EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock of Communications World International, Inc., a Colorado corporation, and hereby makes payment of $__________ in payment therefor. The undersigned understands that exercise of the within Warrant is subject to, among other things, the limitations provided in Section 1 and compliance with Section 6 of the within Warrant.


                                        ______________________________
                                        Signature

                                        ______________________________
                                        Signature, if jointly held

                                        ______________________________
                                        Social Security or Taxpayer
                                        Identification Number

                                        ______________________________
                                        Date



                      INSTRUCTIONS FOR ISSUANCE OF STOCK


(if other than to the registered holder of the written Warrant)

                                        _______________________________
                                        Name:

                                        _______________________________
                                        Address
                                        (Please typewrite or print in block
                                        letters)

                                        _______________________________
                                        Social Security or Taxpayer
                                        Identification Number

                           FORM OF IRREVOCABLE PROXY

                   COMMUNICATIONS WORLD INTERNATIONAL, INC.
                          6025 S. QUEBEC STREET, #300
                          ENGLEWOOD, COLORADO  80111

                      PROXY FOR MEETINGS OF SHAREHOLDERS

     The undersigned hereby appoints James Corboy as his proxy and attorney-in-fact, with full power of substitution (the "Proxy") to vote all the common and preferred shares of the undersigned, with all of the powers which the undersigned would possess if personally present at any and all meetings of shareholders of Communications World International, Inc. (the "Company") or any adjournment thereof, on any and all matters. Without limiting the foregoing, the Proxy is authorized to vote upon any proposals for (a) an increase in the authorized capital stock of the Company, (b) a merger or other transaction pursuant to which the Company would acquire directly or indirectly any other entities, (c) adoptions of stock option plans, or other proposals relating to stock options, warrants or other rights to acquire common or preferred stock of the Company, and (d) all such other business as may come before any meetings of the Company's shareholders.

     The undersigned agrees that at any time, and from time to time, upon the request of the Proxy, he promptly will execute and deliver such further documents and do such further acts and things as Proxy may request in order to effect fully the purposes of this appointment of proxy.

     THIS IRREVOCABLE PROXY IS EXECUTED AND DELIVERED IN CONNECTION WITH THAT CERTAIN CONSULTING AND SETTLEMENT AGREEMENT BETWEEN THE UNDERSIGNED AND THE COMPANY OF EVEN DATE HEREWITH AND THE UNDERSIGNED ACKNOWLEDGES AND AGREES (A) THAT THIS IRREVOCABLE PROXY IS COUPLED WITH AN INTEREST AND IRREVOCABLE AND THAT THE FOREGOING APPOINTMENT IS VALID FOR A PERIOD OF TWO YEARS FROM THE DATE HEREOF, (B) THAT THE COMPANY SHALL NOT BE REQUIRED TO RECOGNIZE ANY WRITING FROM THE UNDERSIGNED PURPORTING TO REVOKE THE FOREGOING APPOINTMENT AND (C) TO SAVE, DEFEND AND INDEMNIFY THE PROXY FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THE FOREGOING APPOINTMENT OF THE PROXY. THE UNDERSIGNED ALSO ACKNOWLEDGES AND AGREES THAT ANY ATTEMPTED REVOCATION OF THE FOREGOING APPOINTMENT OF THE PROXY SHALL CAUSE IRREPARABLE HARM AND THAT THIS APPOINTMENT AND THE AGREEMENTS OF THE UNDERSIGNED CONTAINED HEREIN MAY, IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES AVAILABLE AT LAW OR IN EQUITY, BE ENFORCED BY INJUNCTION OR SPECIFIC PERFORMANCE WITHOUT THE NECESSITY OF ANY BOND.

                    Please sign exactly as shown on your stock certificate(s).

                    ____________________________________________________
                    Richard D. Olson

                    ____________________________________________________

                    ____________________________________________________
                    Date